Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER RESULTS FOR 2014

North Andover, MA….July 29, 2014.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the second quarter and six months ended June 29, 2014.  Sales for the second quarter of 2014 increased 8.0%, 6.5% organically, as compared to the second quarter of 2013. Sales for the first six months of 2014 increased 4.9%, 3.7% organically, as compared to the similar period in 2013.   Net income from continuing operations per diluted share (EPS) for the second quarter and six months ended June 29, 2014 was $0.60 and $1.00, respectively, as compared to $0.53 and $0.99 for the second quarter and six months ended June 30, 2013, respectively.  Adjusted EPS for the second quarter and six months ended June 29, 2014 was $0.69 and $1.24, respectively, as compared to $0.57 and $1.07 for the second quarter and six months ended June 30, 2013, respectively. A summary of second quarter and six months financial results is as follows:

	Second Quarter and Year-to-Date Earnings Summary
	Second quarter ended			Six months ended
	June 29,	June 30,		June 29,	June 30,
(In millions, except per share information)	2014	2013	% Change	2014	2013	% Change

Sales	$396.0	$366.8	8%	$761.2	$725.7	5%

Net income from continuing operations	21.3	18.9	13%	35.4	35.2	1%

Loss from discontinued operations	—	—	—	—	(0.2)	(100)%

Net income	$21.3	$18.9	13%	$35.4	$35.0	1%

Diluted earnings per share from continuing operations	$0.60	0.53	13%	$1.00	0.99	1%

Special items	0.09	0.04		0.24	0.08

Adjusted earnings per share	$0.69	0.57	21%	$1.24	1.07	16%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.  2013 second quarter and year-to-date segment results have been retrospectively revised for allocated corporate costs as discussed in more detail in our Current Report on Form 8-K dated April 15, 2014.

Second Quarter Highlights:

•                  Achieved record quarterly sales, driven by organic growth in Americas, Europe, Middle East and Africa (EMEA) and Asia-Pacific of 8.3%, 2.3% and 22.9%, respectively.

•                  Adjusted 2014 second quarter EPS increase of $0.12, or 21%, over adjusted EPS for the second quarter of 2013 driven primarily by cost savings realized in EMEA as part of its restructuring and transformation efforts and by reduced foreign currency transaction losses and interest expense.

•                  Adjusted operating margin of 10.3% for the second quarter of 2014 was comparable to the second quarter of 2013; operating margin on a GAAP basis decreased 0.5 percentage points to 9.2%, as compared to the second quarter of 2013.

•                  On July 18, 2014, the court granted final approval of the Trabakoolas class settlement.  Approval will be formalized in a subsequent written order, which will become final unless an appeal is taken.  Financial terms are in line with amounts previously disclosed.

•                  The Company repurchased approximately 186 thousand shares of Company stock during the second quarter, at a cost of $10.6 million, as part of the previously announced share repurchase program.

•                  Free cash flow was $8.0 million for the six months ended June 29, 2014, compared to $5.2 million for the six months ended June 30, 2013; the increase was primarily driven by reduced capital spending related to the Company’s 2013 investment in our lead free foundry.

Americas’ sales increased $17.4 million, or 7.8%, to $241.8 million in the second quarter of 2014, compared to $224.4 million for the second quarter of 2013.  This increase was primarily due to an organic sales increase of $18.7 million, or 8.3%, offset partially by unfavorable foreign exchange movements of $1.3 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the Americas wholesale market and DIY home improvement market increased organically by 10.9% and 2.9%, respectively, during the second quarter of 2014 as compared to the same period in 2013.  The wholesale sales increase was driven primarily by our residential and commercial flow control products.  Within retail, water quality and HVAC and gas product lines drove the sales increase.  Organic sales into the Americas OEM market were essentially flat in the second quarter as compared to last year.

EMEA sales increased $9.8 million or 7.3% to $143.9 million for the second quarter of 2014, compared to $134.1 million for the second quarter of 2013.  This increase was primarily due to favorable foreign exchange movements associated with the strengthening of the euro versus the U.S. dollar of $6.7 million, or 5.0%, and from an organic sales increase of $3.1 million, or 2.3%.  Organic sales into EMEA’s OEM market increased by 8.2% compared to the second quarter of 2013, while EMEA’s wholesale sales were down 2.0% in the quarter.  EMEA segment sales represented approximately 36.3% and 36.6% of total Company sales in the second quarters of 2014 and 2013, respectively.

Asia-Pacific trade sales increased $2.0 million or 24.1% to $10.3 million for the second quarter of 2014, compared to $8.3 million for the second quarter of 2013.  This increase was primarily due to an organic sales increase of $1.9 million, or 22.9%, relating primarily to residential valve and heating products.

Adjusted operating income for the second quarter of 2014 increased by $3.2 million, or 8.5%, to $40.8 million, as compared to the second quarter of 2013.  In the Americas, adjusted operating margins decreased by 1.5 percentage points to 12.2% with incremental profit from revenue growth being more than offset by lower foundry absorption due to production disruptions and incremental rebate costs.  EMEA adjusted operating margins increased by 3.0 percentage points to 11.7% in the second quarter of 2014 as compared to the second quarter of 2013, as EMEA continued to benefit from its cost control efforts and from increased sales volume.  Asia’s adjusted operating margins decreased 8.5 percentage points to 20.4% primarily due to reduced volume driven by lower intercompany sales.

During the second quarter of 2014, the Company repurchased $10.6 million of its shares on the open market as part of the $90 million share repurchase program announced in April 2013.  Shares repurchased totaled approximately 186 thousand in the quarter.  The net effect of the share repurchase program was minimal to adjusted EPS during the second quarter of 2014.

Consolidated sales for the first six months of 2014 were $761.2 million, an increase of $35.5 million, or 4.9%, compared to the first six months of 2013.  Organic sales increased $26.7 million, or 3.7%, with growth in Americas and Asia-Pacific being partially offset by a slight reduction in EMEA, while foreign exchange contributed $8.8 million to the increase in sales.

Free cash flow for the first six months of 2014 increased by $2.8 million, to $8.0 million, as compared to the first six months of 2013.  The increase was primarily due to a reduction in capital spending from 2013 levels when the Company was investing in its new lead free foundry.

Robert J. Pagano Jr., Chief Executive Officer, commented, “We were pleased with our sales efforts in all regions during the second quarter.  The Americas was able to rebound from first quarter weather-related issues, EMEA increased sales in a still uncertain pan European market, and Asia-Pacific returned to double digit growth.  Our order rates in the Americas and

Asia-Pacific increased over Q1 levels, while EMEA order rates softened slightly during the quarter.  Adjusted operating margins were flat with the second quarter of 2013, with margin expansion hindered in the Americas due to production disruptions in our foundry and more favorable absorption in the prior year.  We did see strong margin expansion in EMEA, being driven by the ongoing restructuring and transformation projects, and from top line growth.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, asset impairment charges and related tax benefits.  Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives.  For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2014 on Wednesday, July 30, 2014, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until July 30, 2015.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables Watts to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness of our ongoing restructuring and transformation projects; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation, including successful appeal of the approved settlement in Trabakoolas v. Watts; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
STATEMENTS OF INCOME

Net sales	$396.0	$366.8	$761.2	$725.7

Net income from continuing operations	$21.3	$18.9	$35.4	$35.2
Loss from discontinued operations	—	—	—	(0.2)
Net income	$21.3	$18.9	$35.4	$35.0

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.4	35.6	35.4	35.6

Net income (loss) per share
Continuing operations	$0.60	$0.53	$1.00	$0.99
Discontinued operations	—	—	—	(0.01)
Net income	$0.60	$0.53	$1.00	$0.98

Cash dividends per share	$0.15	$0.13	$0.28	$0.24

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 29,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$244.3	$267.9
Trade accounts receivable, less allowance for doubtful accounts of $10.2 million at June 29, 2014 and $9.7 million at December 31, 2013	234.9	212.9
Inventories, net:
Raw materials	115.2	111.3
Work in process	20.3	19.1
Finished goods	182.9	179.8
Total Inventories	318.4	310.2
Prepaid expenses and other assets	33.8	35.0
Deferred income taxes	28.4	29.8
Assets held for sale	1.3	1.3
Total Current Assets	861.1	857.1
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	543.4	539.2
Accumulated depreciation	(331.1)	(319.3)
Property, plant and equipment, net	212.3	219.9
OTHER ASSETS:
Goodwill	511.5	514.8
Intangible assets, net	124.1	132.4
Deferred income taxes	4.8	3.8
Other, net	12.9	12.2
TOTAL ASSETS	$1,726.7	$1,740.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$133.1	$145.6
Accrued expenses and other liabilities	134.9	135.2
Accrued compensation and benefits	43.6	43.9
Current portion of long-term debt	2.1	2.2
Total Current Liabilities	313.7	326.9
LONG-TERM DEBT, NET OF CURRENT PORTION	304.5	305.5
DEFERRED INCOME TAXES	44.0	45.9
OTHER NONCURRENT LIABILITIES .	55.9	59.8
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,637,866 shares at June 29, 2014 and 28,824,779 shares at December 31, 2013	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,479,290 shares at June 29, 2014 and 6,489,290 at December 31, 2013	0.6	0.6
Additional paid-in capital	483.8	473.5
Retained earnings	517.6	513.1
Accumulated other comprehensive income	3.7	12.0
Total Stockholders’ Equity	1,008.6	1,002.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,726.7	$1,740.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013
Net sales	$396.0	$366.8	$761.2	$725.7
Cost of goods sold	257.0	234.0	488.9	464.0
GROSS PROFIT	139.0	132.8	272.3	261.7
Selling, general and administrative expenses	99.8	95.2	203.1	193.3
Restructuring and other charges, net	2.6	2.0	6.8	4.2
OPERATING INCOME	36.6	35.6	62.4	64.2
Other (income) expense:
Interest income	(0.2)	(0.2)	(0.3)	(0.3)
Interest expense	4.9	5.5	9.8	11.5
Other (income) expense, net	(0.1)	1.4	0.3	1.4
Total other expense	4.6	6.7	9.8	12.6
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	32.0	28.9	52.6	51.6
Provision for income taxes	10.7	10.0	17.2	16.4
NET INCOME FROM CONTINUING OPERATIONS	21.3	18.9	35.4	35.2
Loss from discontinued operations, net of tax	—	—	—	(0.2)
NET INCOME	$21.3	$18.9	$35.4	$35.0

BASIC EPS
Net income (loss) per share:
Continuing operations	$0.60	$0.53	$1.00	$0.99
Discontinued operations	—	—	—	(0.01)
NET INCOME	$0.60	$0.53	$1.00	$0.99
Weighted average number of shares	35.3	35.5	35.3	35.5

DILUTED EPS
Net income (loss) per share:
Continuing operations	$0.60	$0.53	$1.00	$0.99
Discontinued operations	—	—	—	(0.01)
NET INCOME	$0.60	$0.53	$1.00	$0.98
Weighted average number of shares	35.4	35.6	35.4	35.6
Dividends per share	$0.15	$0.13	$0.28	$0.24

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 29,	June 30,
	2014	2013
OPERATING ACTIVITIES
Net income	$35.4	$35.0
Loss from discontinued operations, net of taxes	—	(0.2)
Net income from continuing operations	35.4	35.2
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	16.6	16.9
Amortization of intangibles	7.4	7.4
Gain on disposal and impairment of goodwill, property, plant and equipment and other	—	(0.2)
Stock-based compensation	3.4	3.9
Deferred income tax benefit	(1.3)	(1.7)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(23.2)	(16.4)
Inventories	(10.7)	(17.3)
Prepaid expenses and other assets	2.5	(3.7)
Accounts payable, accrued expenses and other liabilities	(11.7)	(2.3)
Net cash provided by continuing operations	18.4	21.8

INVESTING ACTIVITIES
Additions to property, plant and equipment	(10.6)	(18.0)
Proceeds from the sale of property, plant and equipment	0.2	1.4
Proceeds from sale of securities	—	2.1
Net cash used in investing activities	(10.4)	(14.5)

FINANCING ACTIVITIES
Payment of long-term debt	(0.9)	(76.1)
Payment of capital leases and other	(2.5)	(3.2)
Proceeds from share transactions under employee stock plans	4.7	3.9
Tax benefit of stock awards exercised	1.3	0.7
Payments to repurchase common stock	(20.0)	(10.0)
Debt issuance costs	(2.0)	—
Dividends	(9.9)	(8.5)
Net cash used in financing activities	(29.3)	(93.2)
Effect of exchange rate changes on cash and cash equivalents	(2.3)	(3.5)
Net cash used in operating activities of discontinued operations	—	(0.6)
DECREASE IN CASH AND CASH EQUIVALENTS	(23.6)	(90.0)
Cash and cash equivalents at beginning of year	267.9	271.3
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$244.3	$181.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

Americas	$241.8	$224.4	$460.9	$437.4
EMEA	143.9	134.1	283.0	273.3
Asia-Pacific	10.3	8.3	17.3	15.0
Total	$396.0	$366.8	$761.2	$725.7

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
		June 30, 2013		June 30, 2013
	June 29, 2014	(As Revised)*	June 29, 2014	(As Revised*)

Americas	$29.0	$30.7	$51.6	$52.8
EMEA	13.1	9.8	22.0	20.7
Asia-Pacific	2.1	2.4	3.0	5.3
Corporate	(7.6)	(7.3)	(14.2)	(14.6)
Total	$36.6	$35.6	$62.4	$64.2

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

Americas	$1.9	$1.3	$3.1	$2.6
EMEA	3.8	2.4	7.4	5.1
Asia-Pacific	41.4	47.5	80.4	89.1
Total	$47.1	$51.2	$90.9	$96.8

* 2013 second quarter and year-to-date segment results have been retrospectively revised for allocated corporate costs as discussed in more detail in our Current Report on Form 8-K dated April 15, 2014

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2014	2013	2014	2013

Net sales	$396.0	$366.8	$761.2	$725.7

Operating income - as reported	$36.6	$35.6	$62.4	$64.2
Operating margin %	9.2%	9.7%	8.2%	8.8%

Adjustments for special items:
Restructuring and other charges, net	2.6	2.0	6.8	4.2
Deployment costs for EMEA transformation	1.6	—	5.1	—

	$4.2	$2.0	$11.9	$4.2
Operating income - as adjusted	$40.8	$37.6	$74.3	$68.4
Adjusted operating margin %	10.3%	10.3%	9.8%	9.4%

Net income from continuing operations - as reported	$21.3	$18.9	$35.4	$35.2

Adjustments for special items - tax affected:
Restructuring and other charges, net	1.8	1.5	4.5	3.0
Deployment costs for EMEA transformation	1.2	—	3.7	—

	$3.0	$1.5	$8.2	$3.0

Net income from continuing operations - as adjusted	$24.3	$20.4	$43.6	$38.2

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.60	$0.53	$1.00	$0.99
Adjustments for special items	0.09	0.04	0.24	0.08
Diluted earnings per share - as adjusted	$0.69	$0.57	$1.24	$1.07

TABLE 1 (CONTINUED)

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Second Quarter Ended					Second Quarter Ended
	June 29, 2014					June 30, 2013 (As Revised *)
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$241.8	143.9	10.3	—	396.0	$224.4	134.1	8.3	—	366.8

Operating income - as reported	$29.0	13.1	2.1	(7.6)	36.6	$30.7	9.8	2.4	(7.3)	35.6
Operating margin %	12.0%	9.1%	20.4%		9.2%	13.7%	7.3%	28.9%		9.7%

Adjustments for special items	$0.4	3.8	—	—	4.2	$0.1	1.9	—	—	2.0

Operating income - as adjusted	29.4	16.9	2.1	(7.6)	40.8	30.8	11.7	2.4	(7.3)	37.6
Adjusted operating margin %	12.2%	11.7%	20.4%		10.3%	13.7%	8.7%	28.9%		10.3%

	Six Months Ended					Six Months Ended
	June 29, 2014					June 30, 2013 (As Revised *)
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$460.9	283.0	17.3	—	761.2	$437.4	273.3	15.0	—	725.7

Operating income - as reported	$51.6	22.0	3.0	(14.2)	62.4	$52.8	20.7	5.3	(14.6)	64.2
Operating margin %	11.2%	7.8%	17.3%		8.2%	12.1%	7.6%	35.3%		8.8%

Adjustments for special items	$2.3	8.8	—	0.8	11.9	$0.3	3.9	—	—	4.2

Operating income - as adjusted	53.9	30.8	3.0	(13.4)	74.3	53.1	24.6	5.3	(14.6)	68.4
Adjusted operating margin %	11.7%	10.9%	17.3%		9.8%	12.1%	9.0%	35.3%		9.4%

* 2013 second quarter and year-to-date segment results have been retrospectively revised for allocated corporate costs as discussed in more detail in our Current Report on Form 8-K dated April 15, 2014

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 29,	June 30,
	2014	2013

Net cash provided by continuing operations - as reported	$18.4	$21.8
Less: additions to property, plant, and equipment	(10.6)	(18.0)
Plus: proceeds from the sale of property, plant, and equipment	0.2	1.4

Free cash flow	$8.0	$5.2

Net income from continuing operations - as reported	$35.4	$35.2

Cash conversion rate of free cash flow to net income	22.6%	14.8%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 29,	December 31,
	2014	2013

Current portion of long-term debt	$2.1	$2.2
Plus: Long-term debt, net of current portion	304.5	305.5
Less: Cash and cash equivalents	(244.3)	(267.9)

Net debt	$62.3	$39.8

Net debt	$62.3	$39.8
Plus: Total stockholders’ equity	1,008.6	1,002.1

Capitalization	$1,070.9	$1,041.9

Net debt to capitalization ratio	5.8%	3.8%